Exhibit 99-2

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

The Consolidated Statements of Earnings of The Procter & Gamble Company and subsidiaries for the three months ended September 30, 2004 and 2003, the Consolidated Balance Sheets as of September 30, 2004 and June 30, 2004, and the Consolidated Statements of Cash Flows for the three months ended September 30, 2004 and 2003 follow. In the opinion of management, these unaudited consolidated financial statements contain all adjustments necessary to present fairly the financial position, results of operations and cash flows for the interim periods reported. However, such financial statements may not be indicative necessarily of annual results.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

Amounts in millions except per share amounts
	Three Months Ended
	September 30
	2004	2003

Net Sales	$13,744	$12,195
Cost of products sold	6,611	5,879
Selling, general and administrative expense	4,263	3,673

Operating Income	2,870	2,643
Interest expense	181	141
Other non-operating income, net	182	40

Earnings Before Income Taxes	2,871	2,542
Income taxes	870	781

Net Earnings	$2,001	$1,761

Per Common Share:
Basic net earnings	$0.77	$0.67
Diluted net earnings	$0.73	$0.63
Dividends	$0.25	$0.23
Diluted Weighted Average
Common Shares Outstanding	2,756.0	2,797.7

See accompanying Notes to Consolidated Financial Statements

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

Amounts in millions

	September 30	June 30
ASSETS	2004	2004
CURRENT ASSETS
Cash and cash equivalents (1)	$4,840	$4,232
Investment securities (1)	1,878	1,660
Accounts receivable	4,485	4,062
Inventories
Materials and supplies	1,309	1,191
Work in process	345	340
Finished goods	3,063	2,869

Total Inventories	4,717	4,400
Deferred income taxes	961	958
Prepaid expenses and other receivables	1,835	1,803

TOTAL CURRENT ASSETS	18,716	17,115

PROPERTY, PLANT AND EQUIPMENT
Buildings	5,169	5,206
Machinery and equipment	19,547	19,456
Land	627	642

	25,343	25,304
Accumulated depreciation	(11,359)	(11,196)

NET PROPERTY, PLANT AND EQUIPMENT	13,984	14,108

GOODWILL AND OTHER INTANGIBLE ASSETS
Goodwill	19,889	19,610
Trademarks and other intangible assets, net	4,521	4,290

NET GOODWILL AND OTHER INTANGIBLE ASSETS	24,410	23,900

OTHER NON-CURRENT ASSETS	2,093	1,925

TOTAL ASSETS	$59,203	$57,048

LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES
Accounts payable	$3,392	$3,617
Accrued and other liabilities	7,775	7,689
Taxes payable	3,034	2,554
Debt due within one year	7,701	8,287

TOTAL CURRENT LIABILITIES	21,902	22,147

LONG-TERM DEBT	13,731	12,554

DEFERRED INCOME TAXES	2,298	2,261

OTHER NON-CURRENT LIABILITIES	2,913	2,808

TOTAL LIABILITIES	40,844	39,770

SHAREHOLDERS’ EQUITY
Preferred stock	1,514	1,526
Common stock - shares outstanding - Sept 30 2,536.7	2,537
June 30 2,543.8		2,544
Additional paid-in capital	2,585	2,425
Reserve for ESOP debt retirement	(1,267)	(1,283)
Accumulated other comprehensive income	(1,328)	(1,545)
Retained earnings	14,318	13,611

TOTAL SHAREHOLDERS’ EQUITY	18,359	17,278

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$59,203	$57,048

(1) The Company reclassified its investments in auction rate securities as current investment securities. These auction rate securities, for which interest rates reset in less than 90 days but the maturity date is greater than 90 days, were included in cash and cash equivalents before the reclassification in the amounts of $1,422 and $1,237 as of September 30, 2004 and June 30, 2004, respectively.

See accompanying Notes to Consolidated Financial Statements

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
Amounts in millions	September 30
	2004	2003
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD (1)	$4,232	$5,428
OPERATING ACTIVITIES
Net earnings	2,001	1,761
Depreciation and amortization	480	407
Deferred income taxes	162	108
Change in:
Accounts receivable	(377)	(295)
Inventories	(326)	(174)
Accounts payable, accrued and other liabilities	65	(76)
Other operating assets & liabilities	(112)	(57)
Other	25	(68)

TOTAL OPERATING ACTIVITIES	1,918	1,606

INVESTING ACTIVITIES
Capital expenditures	(413)	(364)
Proceeds from asset sales	366	88
Acquisitions, net of cash acquired	(335)	(5,035)
Change in investment securities (1)	(216)	(78)

TOTAL INVESTING ACTIVITIES	(598)	(5,389)

FINANCING ACTIVITIES
Dividends to shareholders	(685)	(623)
Change in short-term debt	(2,429)	3,555
Additions to long-term debt	2,996	—
Reductions of long-term debt	(130)	(788)
Proceeds from the exercise of stock options and other	99	89
Treasury purchases	(622)	(274)

TOTAL FINANCING ACTIVITIES	(771)	1,959

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	59	(128)

CHANGE IN CASH AND CASH EQUIVALENTS	608	(1,952)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,840	$3,476

(1) The Company reclassified its investments in auction rate securities as current investment securities. These auction rate securities, for which interest rates reset in less than 90 days but the maturity date is greater than 90 days, were included in cash and cash equivalents before the reclassification.

See accompanying Notes to Consolidated Financial Statements

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	These statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Form 8-K filed on October 22, 2004 reflecting certain changes to the Company’s segment information and the Form 8-K filed on March 14, 2005 reflecting the reclassification of certain short-term securities. The results of operations for the three-month period ended September 30, 2004 are not indicative necessarily of annual results.

2.	Comprehensive Income — Total comprehensive income is comprised primarily of net earnings, net currency translation gains and losses, impacts of net investment and cash flow hedges and net unrealized gains and losses on securities. Total comprehensive income for the three months ended September 30, 2004 and 2003 was $2,218 million and $1,937 million, respectively.

3.	Segment Information — Following is a summary of segment results, including supplemental data on the Fabric and Home Care, Snacks and Coffee, Health Care and Baby and Family Care businesses.

SEGMENT INFORMATION

		Three Months Ended September 30
		Earnings Before
Amounts in millions		Net Sales	Income Taxes	Net Earnings
Total Beauty Care	2004	$4,655	$1,008	$692
	2003	3,753	891	599

Health Care	2004	$1,844	$375	$255
	2003	1,728	393	266

Baby & Family Care	2004	$2,850	$516	$320
	2003	2,607	472	294

Total Health, Baby & Family Care	2004	$4,694	$891	$575
	2003	4,335	865	560

Fabric & Home Care	2004	$3,810	$897	$600
	2003	3,393	832	560

Snacks & Coffee	2004	$740	$126	$83
	2003	733	143	95

Total Household Care	2004	$4,550	$1,023	$683
	2003	4,126	975	655

Corporate	2004	$(155)	$(51)	$51
	2003	(19)	(189)	(53)

Total	2004	$13,744	$2,871	$2,001
	2003	12,195	2,542	1,761

4.	Goodwill and Other Intangible Assets — Goodwill as of September 30, 2004 is allocated by reportable segment as follows (amounts in millions):

September 30,
2004
Total Beauty Care, beginning of year	$14,457
Acquistions & divestiture	109
Translation & other	141
Goodwill, September 30, 2004	$14,707

Health Care, beginning of year	$3,315
Acquistions & divestiture	11
Translation & other	7
Goodwill, September 30, 2004	$3,333

Baby & Family Care, beginning of year	$941
Acquistions & divestiture	—
Translation & other	8
Goodwill, September 30, 2004	$949

Total Health, Baby & Family Care, beginning of year	$4,256
Acquistions & divestiture	11
Translation & other	15
Goodwill, September 30, 2004	$4,282

Fabric & Home Care, beginning of year	$614
Acquistions & divestiture	27
Translation & other	—
Goodwill, September 30, 2004	$641

Snacks & Coffee, beginning of year	$283
Acquistions & divestiture	(25)
Translation & other	1
Goodwill, September 30, 2004	$259

Total Household Care, beginning of year	$897
Acquistions & divestiture	2
Translation & other	1
Goodwill, September 30, 2004	$900

Goodwill, Net, beginning of year	$19,610
Acquistions & divestiture	122
Translation & other	157
Goodwill, September 30, 2004	$19,889

The increase in goodwill is due to the completed allocation of the purchase price relating to the September 2003 acquisition of Wella AG. The Company finalized the allocation of Wella purchase price to the individual assets acquired and liabilities assumed. In addition, the Company completed its analysis of collaboration plans.

Identifiable intangible assets as of September 30, 2004 are comprised of:

	Gross Carrying	Accumulated
	Amount	Amortization
Amortizable intangible assets with determinable lives	2,283	622
Intangible assets with indefinite lives	3,029	169

Total identifiable intangible assets	5,312	791

Amortizable intangible assets consist principally of patents, technology and trademarks. The intangible assets with indefinite lives consist primarily of certain trademarks. The amortization of intangible assets for the three months ended September 30, 2004 was $48 million.

5.	Pro Forma Stock-Based Compensation — The Company has a primary stock-based compensation plan under which stock options are granted annually to key managers and directors with exercise prices equal to the market price of the underlying shares on the date of grant. Grants were made under plans approved by shareholders in 1992, 2001 and 2003. Grants issued since September 2002 are vested after three years and have a ten-year life. Grants issued from July 1998 through August 2002 are vested after three years and have a fifteen-year life, while grants issued prior to July 1998 are vested after one year and have a ten-year life. The Company also makes other minor grants to employees, for which vesting terms and option lives are not substantially different.

Pursuant to SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company has elected to account for its employee stock option plans under APB Opinion No. 25, “Accounting for Stock Issued to Employees,” which recognizes expense based on the intrinsic value at date of grant. As stock options have been issued with exercise prices equal to the market value of the underlying shares on the grant date, no compensation cost has resulted.

Had compensation cost for all options

granted been determined based on the fair value at grant date consistent with SFAS No. 123, the Company’s net earnings and earnings per share would have been as follows:

	Three Months Ended
	September 30
	2004	2003
Net earnings
As reported	$2,001	$1,761
Pro forma expense	59	82

Pro forma	1,942	1,679

Net earnings per common share
Basic
As reported	$0.77	$0.67
Pro forma adjustments	(0.02)	(0.03)

Pro forma	0.75	0.64

Diluted
As reported	0.73	0.63
Pro forma adjustments	(0.03)	(0.03)

Pro forma	0.70	0.60

The assumptions used to calculate the fair value of options granted are evaluated and revised, as necessary, to reflect market conditions and experience.

6.	Postretirement Benefits — The Company offers various postretirement benefits to its employees. Additional information about these benefits is incorporated herein by reference to Note 9, Postretirement Benefits and Employee Stock Ownership Plan, which appears on page 58-63 of the Annual Report to Shareholders for the fiscal year ended June 30, 2004.

     The components of net periodic benefit cost are as follows:

     Amounts in millions

	Pension Benefits		Other Retiree Benefits
	Three Months Ended		Three Months Ended
	September 30		September 30
	2004	2003	2004	2003
Service Cost	$38	$34	$17	$22
Interest Cost	58	48	36	43
Expected Return on Plan Assets	(43)	(37)	(83)	(82)
Amortization of deferred amounts	1	—	(5)	—
Recognized Net Actuarial Loss (Gain)	8	7	—	—
Gross Benefit Cost	62	52	(35)	(17)
Dividends on ESOP Preferred Stock	—	—	(18)	(18)
Net Periodic Benefit Cost	$62	$52	$(53)	$(35)

In 2004, the average expected return on plan assets is 7.2% and 9.5% for pension benefit and other retiree benefit plans, respectively.